EXHIBIT 99.1

Press Release   Source: Vois, Inc.

VOIS.COM Reports Second Quarter Results
Total Assets Increased By 81%, Total Liabilities Reduced by 39%
BOCA RATON, Fla., May 2008 -- VOIS Inc., http://www.vois.com (pronounced "Voice") (OTC: VOIS, VOISW) announced financial results for its fiscal 2008 second quarter ended March 31, 2008. For complete information please see our 8K filing at http://www.vois.com/default/investorLinkDisplay/dXJsPVNFQw%3D%3D/

Gary Schultheis, Vois CEO stated “We are delighted to report that during the last six months we have increased our total our total assets by 81% our current assets by 7,449%, while at the same time reducing our current and total liabilities by 39%. We look forward to implementing the next phase of our project”

About Vois Inc.

Vois.com (pronounced "Voice") is one of the faster growing, publicly traded global social commerce, social networking communities for people ages 25 to 50. Vois was recently awarded Favorite Photo Sharing Website and was a finalist for Favorite Large Scale Social Network at the 2007 Open Web Awards. -- http://www.vois.com

Safe Harbor Act Disclaimer: This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.

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